EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT CONSENT

I hereby consent to the use in this Registration Statement on Form S-1 of our audit report dated September 8, 2014 of Adaiah Distribution, Inc. for the period ending October 31, 2013, which appear in such Registration Statement.

I also consent to the references to me under the headings "Expert" and "Selected Financial Data" in such Registration Statement.

Dated: September 11, 2014

___________________________________________
David Lee Hillary, Jr.
5797 East 169th Street, Suite 100
Noblesville, IN 46062
317-222-1416

5797 East 169th Street Noblesville, IN 46062	317-222-1416	www.HillaryCPAgroup.com